Amalfi PIZZERIA
CALZONES PASTA

Randalls

WHITESTONE REIT

SUPPLEMENTAL OPERATING & FINANCIAL DATA

FOR THE QUARTER ENDED JUNE 30, 2015

PETCO

99 RANCH MARKET

WHITESTONE™ REIT

Creating Communities in Our Properties™

CORPORATE PROFILE

NYSE: WSR	Whitestone REIT (NYSE: WSR) is a fully integrated real estate investment trust that owns,
Common Shares	redevelops, repositions, leases, manages and operates value-add Community Centered Properties TM.
As of June 30, 2015, we owned 65 Community Centered PropertiesTM wih approximately
65 Community Centers	5.6 million square feet of gross leasable area, located in six of the top markets in the United
5.6 Million Sq. Ft. of gross	States in terms of population growth: Austin, Chicago, Dallas-Fort Worth, Houston, Phoenix
leasable area	and San Antonio. Headquartered in Houston, Texas, we were founded in 1998
1,381 Tenants
We focus on value creation in our properties, as we market, lease and manage our properties. We
6 Top Growth Markets	invest in properties that are or can become Community Centered Properties TM from which our tenants
Austin	deliver needed services to the surrounding community. We focus on properties with smaller rental
Chicago	spaces that present opportunities for attractive returns.
Dallas-Fort Worth
Houston	Our strategic efforts target entrepreneurial, service-oriented tenants at each property who provide
Phoenix	services to their respective surrounding communities. Operations include an internal management
San Antonio	structure providing cost-effective services to locally-oriented, smaller space tenants. Multi-cultural community focus sets us apart from traditional commercial real estate operators. We value diversity
Fiscal Year End	on our team and maintain in-house leasing, property management, marketing, construction and
12/31	maintenance departments with culturally diverse and multi-lingual associates who understand the particular needs of our tenants and neighborhoods.
Common Shares &
Units Outstanding*:	We have a diverse tenant base concentrated on service offerings such as medical, educational, casual
Common Shares: 27.0 Million	dining and convenience services. These tenants tend to occupy smaller spaces (less than 3,000 square
Operating Partnership Units:	feet) and, as of June 30, 2015, provided a 53% premium rental rate compared to our larger
0.4 Million	space tenants. The largest of our 1,381 tenants comprised less than 2.1% of our annualized base rental revenues for the three months ended June 30, 2015.

Distribution (per share / unit):	Investor Relations:
Quarter: $ 0.2850	Whitestone REIT			ICR Inc.
Annualized: $ 1.1400	Bob Aronson, Director of Investor Relations			Brad Cohen
Dividend Yield: 8.7%**	2600 South Gessner, Suite 500, Houston, Texas 77063			203.682.8211
713.435.2219 email: ir@whitestonereit.com
Board of Trustees:	website: www.whitestonereit.com
James C. Mastandrea
Daryl J. Carter	Analyst Coverage:
Donald F. Keating	BMO Capital Markets	Hilliard Lyons	JMP Securities	Ladenburg Thalmann
Paul T. Lambert	Paul Adornato, CFA	Carol L. Kemple	Mitch Germain	Daniel P. Donlan
Jack L. Mahaffey	212.885.4170	502.588.1839	212.906.3546	212.409.2056
Trustee Emeritus:	Paul.Adornato@bmo.com	ckemple@hilliard.com	mgermain@jmpsecurities.com	ddonlan@ladenburg.com
Daniel G. DeVos

* As of August 5, 2015	Maxim Group	Robert W. Baird & Co.	Wunderlich Securities, Inc.
** Based on common share price	Michael Diana	RJ Milligan	Craig Kucera
of $13.11 as of close of market on	212.895.3641	813.273.8252	540.277.3366
August 4, 2015.	mdiana@maximgrp.com	rjmilligan@rwbaird.com	ckucera@wundernet.com

WHITESTONE REIT BUILDS ON MOMENTUM BY ANNOUNCING 21% INCREASE IN FFO CORE PER SHARE FOR THE 2015 SECOND QUARTER; RAISES GUIDANCE FOR THE YEAR

Houston, Texas, August 5, 2015 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”), a fully integrated real estate company that owns, redevelops, repositions, leases, manages and operates value-add Community Centered PropertiesTM, today announced its financial results for the second quarter ended June 30, 2015.

Financial Results and Operating Highlights for Second Quarter 2015 Compared to Second Quarter 2014

•	Total revenues increased 27.3% to $22.0 million, resulting in the Company’s 19th consecutive quarter of year-over-year revenue growth.

•	Property net operating income (“NOI”) increased 33.2% to $14.7 million, resulting in the Company’s 19th consecutive quarter of year-over-year NOI growth.

•	Same store NOI increased 6.9%.

•	Funds from operations (“FFO”) Core increased 27.3% to $8.5 million, resulting in the Company’s 20th consecutive quarter of year-over-year FFO Core growth.

•	FFO Core per diluted common share and operating partnership (“OP”) unit increased 20.7% to $0.35, resulting in the Company’s 9th consecutive quarter of year-over-year FFO Core per share growth.

•	Net income attributable to Whitestone REIT was $1.5 million, or $0.06 per diluted share, compared to $1.3 million, or $0.05 per diluted share, in the second quarter of the prior year.

•	Rental rates on new and renewal leases increased 9.7% and 17.2%, respectively, on a GAAP basis and 2.8% and 10.1%, respectively, on a cash basis.

•	FFO Core guidance range for 2015 increased to $1.27 to $1.32 per diluted share and OP unit.

•	Dividend to FFO Core ratio of 79%.

James C. Mastandrea, Chairman and Chief Executive Officer, stated, “We are pleased with our exceptional second quarter financial results which clearly demonstrate that our real estate investment strategy meets consumers' daily needs and creates value for our shareholders. Our differentiated strategy of owning Community Centered Properties™ in high population growth markets in states such as Arizona and Texas, which are business friendly, continues to gain traction in the retail segment of the industry. Our business model produced a 27.3% increase in total revenues, a 33.2% increase in property net operating income and a 20.7% increase in FFO Core per diluted share and OP unit during the period.

“Our small space tenants, which typically occupy under 3,000 square feet and are at the core of our Community Centered PropertyTM business model, continue to perform exceptionally well and, in turn, drive Whitestone’s stellar performance. We are leasing vacant space at properties we acquired at the bottom of the market, redeveloping and repositioning our legacy properties and developing out parcels adjacent to some of our most recent acquisitions. These activities, combined with our in-house property management, meet the demand for service based retail in the fast growing and economically strong markets of Austin, Dallas/Ft. Worth, San Antonio and Houston, Texas, as well as Phoenix, Scottsdale and Mesa, Arizona.”

Mr. Mastandrea concluded, “We are increasing our annual guidance for the year to reflect our continued confidence in our ability to drive further top-line and bottom-line growth, as well as our enterprise value. Our momentum continues to build from the time of our IPO five years ago by remaining steadfast to the execution of our key initiatives, which are to increase overall occupancy, diversify our tenant mix to better serve the surrounding communities and make value-add acquisitions in high growth markets. Since the second quarter ended, we closed on two additional Class-A properties in Austin, and currently have two additional properties, both with national grocery stores, under contract in Austin and Dallas, which we expect to close in the third quarter.”

Operating Results Summary

The Company's total occupancy increased to 86.4% during the second quarter, up 40 basis points from the end of the first quarter of 2015. During the second quarter, the leasing team signed 117 leases totaling 267,065 square feet in new, expansion and renewal leases. The average lease size was 2,283 square feet. Total lease value added was $16.0 million. This compares to 102 new and renewal leases totaling 220,513 square feet and approximately $14.8 million in total lease value during the same period in 2014. The growth over 2014 translates to a 14.7% increase in leases signed, a 21.1% increase in square feet leased and a 7.7% increase in lease value added.

Community Centered PropertiesTM Portfolio Statistics

At the end of the second quarter, the Company's diversified tenant base was comprised of 1,381 tenants, with the largest tenant accounting for only 2.1% of annualized base rental revenues.  Lease terms for our properties range from less than one year for smaller tenants to over 15 years for larger tenants.  The Company’s leases generally include minimum monthly lease payments and tenant reimbursements for payment of taxes, insurance and maintenance.

Acquisition Activity

During the second quarter, Whitestone completed the acquisition of one Community Centered PropertyTM, Davenport Village, for approximately $45.5 million. The 128,934 square foot property, which is located in Austin, Texas, was 85% leased at the time of purchase. Subsequent to the end of the second quarter, the Company purchased two additional properties in Austin, Texas. The two properties, Parkside Village North and Parkside Village South, were purchased for a total of $45.0 million, contain a total of 117,146 square feet and are 100% leased.

Balance Sheet and Liquidity

At June 30, 2015, the Company had total assets of $685.6 million as compared to $634.3 million at December 31, 2014.

At June 30, 2015, Whitestone had a total of 65 properties, of which 45 are unencumbered by mortgage debt, with an undepreciated cost basis of $480.5 million. The Company had total real estate debt of $402.8 million, of which $223.2 million, or approximately 55%, was subject to fixed interest rates. The Company's weighted average interest rate on all fixed rate debt as of the end of the second quarter was 3.92%.

At quarter end, Whitestone had $6.3 million of cash available on its balance sheet and $270.4 million of available capacity under its credit facility, before the $200 million accordion option.

On June 26th the Company completed a public offering of 3,750,000 common shares. The Company received net proceeds of approximately $49.7 million after paying fees and expenses.

Dividend

On May 11, 2015, the Company declared a quarterly cash distribution of $0.285 per common share and OP unit for the third quarter of 2015, to be paid in three equal installments of $0.095 in July, August and September of 2015.

FFO Core Guidance

The Company is raising its full year FFO Core guidance to a range of $1.27 to $1.32 per share. This guidance reflects the Board’s and management’s view of current and future market conditions, as well as the earnings impact of events referenced in this release and during our scheduled conference call. This guidance does not include the operational or capital impact of any future unannounced acquisition or disposition activity. Please refer to the “2015 Financial Guidance” of the supplemental data package for the full list of guidance information.

Supplemental Financial Information

Further details regarding Whitestone REIT's results of operations, communities and tenants can be accessed at the Company's website at www.whitestonereit.com

Conference Call Information

Whitestone will host a conference call to discuss its second quarter results on Thursday, August 6, 2015 at 11:00 A.M. Eastern Time. The call will be led by James C. Mastandrea, Chairman and Chief Executive Officer, and David K. Holeman, Chief Financial Officer. Investors and other interested parties can listen to a live webcast of the call via the internet through the Investor Relations section of the Company’s website, www.whitestonereit.com, using the News/Events - Press Releases tab.

The call is also accessible via telephone by dialing 1-888-503-8171 for domestic participants or 1-719-325-2456 for international participants. Listeners should go to the website at least 15 minutes prior to the call to download and install any necessary audio software. Those dialing in should call in at least five to ten minutes prior to the start.

The conference call will be recorded and a telephonic replay will be available through August 20, 2015, by dialing 1-877-870-5176 for domestic listeners or 1-858-384-5517 for international listeners and entering the pass code 9266209. Additionally, a replay of the call will be available on the Company’s website until its next earnings release.

The earnings release and supplemental data package will be located in the Investor Relations section of the website on the News/Events - Press Releases tab. For those without internet access, the second quarter earnings release and supplemental data package will be available by mail upon request. To receive a copy, please call the Company’s Investor Relations line at 713-435-2219.

About Whitestone REIT

Whitestone REIT (NYSE: WSR) is a fully integrated real estate investment trust ("REIT") that owns, redevelops, repositions, leases, manages and operates Community Centered PropertiesTM. Whitestone focuses on value creation in its community centers, concentrating on local service-oriented tenants. Whitestone's diversified tenant base provides service offerings including specialty retail, grocery, restaurants, medical, educational and financial services. Founded in 1998, the Company is internally managed with a portfolio of 67 commercial properties in Texas, Arizona and Illinois. For additional information about the Company, please visit www.whitestonereit.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by the Company's use of forward-looking terminology, such as "may," "will," "plan," "expect," "intend," "anticipate," "believe," "continue" or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters. Examples of such statements in this press release include, but are not limited to, the strength of the Company's leasing portfolio and lease renewal activities.

The following are some of the factors that could cause the Company's actual results and its expectations to differ materially from those described in the Company's forward-looking statements: the Company's ability to meet its assumptions regarding its earnings guidance, including its ability to execute effectively its acquisition and disposition strategy, to continue to execute its development pipeline on schedule and at the expected costs, and its ability to grow its NOI as expected, which could be impacted by a number of factors, including, among other things, its ability to continue to renew leases or re-let space on attractive terms and to otherwise address its leasing rollover; the Company's ability to successfully identify and consummate suitable acquisitions; current adverse market and economic conditions; lease terminations or lease defaults; the impact of competition on the Company's efforts to renew existing leases; changes in the economies and other conditions of the specific markets in which the Company operates; economic and regulatory changes; the success of the Company's real estate strategies and investment objectives; the Company's ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents the Company files with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

This release contains the supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles ("GAAP") including FFO, FFO Core, and NOI. Following are explanations and reconciliations of these metrics to their most comparable GAAP metric.

FFO: Management believes that FFO is a useful measure of the Company's operating performance. The Company computes FFO as defined by the National Association of Real Estate Investment Trusts, ("NAREIT"), which states that FFO should represent net income available to common shareholders (computed in accordance with GAAP) excluding gains or losses from sales of operating assets, impairment charges and extraordinary items, plus depreciation and amortization of operating properties, including the Company's share of unconsolidated real estate joint ventures and partnerships. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions and service debt.

Management considers FFO a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, management believes that FFO provides a more meaningful and accurate indication of the Company's performance and useful information for the investment community to compare Whitestone to other REITs since FFO is generally recognized as the industry standard for reporting the operations of REITs.

Other REITs may use different methodologies for calculating FFO, and accordingly, the Company's FFO may not be comparable to other REITs. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding OP units for the periods presented.

FFO Core: Management believes that the computation of FFO in accordance with NAREIT's definition includes certain non-cash and non-comparable items that affect the Company's period-over-period performance. These items include, but are not limited to, legal settlements, non-cash share-based compensation expense, rent support agreement payments received from sellers on acquired assets and acquisition costs. In addition, the Company believes that FFO Core is a useful supplemental measure for the investing community to use in comparing the Company to other REITs as many REITs provide some form of adjusted or modified FFO. However, other REITs may use different adjustments, and the Company's FFO Core may not be comparable to the adjusted or modified FFO of other REITs.

NOI: Management believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets and capital expenditures and leasing costs, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company's property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

Contact Whitestone REIT:
Bob Aronson
Director of Investor Relations
(713) 435-2219
raronson@whitestonereit.com

Whitestone REIT and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	June 30, 2015	December 31, 2014
	(unaudited)
ASSETS
Real estate assets, at cost
Property	$730,165	$673,655
Accumulated depreciation	(80,138)	(71,587)
Total real estate assets	650,027	602,068
Cash and cash equivalents	6,251	4,236
Marketable securities	422	973
Escrows and acquisition deposits	4,864	4,092
Accrued rents and accounts receivable, net of allowance for doubtful accounts	12,830	11,834
Unamortized lease commissions and loan costs	8,351	8,879
Prepaid expenses and other assets	2,858	2,215
Total assets	$685,603	$634,297

LIABILITIES AND EQUITY
Liabilities:
Notes payable	$403,287	$394,093
Accounts payable and accrued expenses	15,940	15,882
Tenants' security deposits	4,639	4,372
Dividends and distributions payable	7,800	6,627
Total liabilities	431,666	420,974
Commitments and contingencies:	—	—
Equity:
Preferred shares, $0.001 par value per share; 50,000,000 shares authorized; none issued and outstanding as of June 30, 2015 and December 31, 2014	—	—
Common shares, $0.001 par value per share; 400,000,000 shares authorized; 26,978,270 and 22,835,695 issued and outstanding as of June 30, 2015 and December 31, 2014, respectively	27	23
Additional paid-in capital	356,517	304,078
Accumulated deficit	(105,140)	(93,938)
Accumulated other comprehensive loss	(461)	(91)
Total Whitestone REIT shareholders' equity	250,943	210,072
Noncontrolling interest in subsidiary	2,994	3,251
Total equity	253,937	213,323
Total liabilities and equity	$685,603	$634,297

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Property revenues
Rental revenues	$17,176	$13,443	$33,641	$27,057
Other revenues	4,794	3,819	9,581	7,580
Total property revenues	21,970	17,262	43,222	34,637

Property expenses
Property operation and maintenance	4,339	4,013	8,422	7,537
Real estate taxes	2,925	2,205	5,829	4,482
Total property expenses	7,264	6,218	14,251	12,019

Other expenses (income)
General and administrative	4,998	3,582	9,483	6,539
Depreciation and amortization	4,675	3,834	9,239	7,663
Interest expense	3,516	2,434	6,924	4,763
Interest, dividend and other investment income	(162)	(19)	(171)	(40)
Total other expense	13,027	9,831	25,475	18,925

Income from continuing operations before gain (loss) on sale or disposal of assets and income taxes	1,679	1,213	3,496	3,693

Provision for income taxes	(91)	(55)	(174)	(136)
Gain (loss) on sale or disposal of assets	5	(24)	(100)	(111)
Income from continuing operations	1,593	1,134	3,222	3,446

Income (loss) from discontinued operations	(33)	146	(41)	266
Income (loss) from discontinued operations	(33)	146	(41)	266

Net income	1,560	1,280	3,181	3,712

Less: Net income attributable to noncontrolling interests	26	27	53	87

Net income attributable to Whitestone REIT	$1,534	$1,253	$3,128	$3,625

Whitestone REIT and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Basic Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.06	$0.05	$0.13	$0.15
Income from discontinued operations attributable to Whitestone REIT	0.00	0.00	0.00	0.01
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.06	$0.05	$0.13	$0.16
Diluted Earnings Per Share:
Income from continuing operations attributable to Whitestone REIT excluding amounts attributable to unvested restricted shares	$0.06	$0.05	$0.12	$0.15
Income from discontinued operations attributable to Whitestone REIT	0.00	0.00	0.00	0.01
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.06	$0.05	$0.12	$0.16

Weighted average number of common shares outstanding:
Basic	22,869	22,235	22,724	22,030
Diluted	23,401	22,443	23,314	22,192

Distributions declared per common share / OP unit	$0.2850	$0.2850	$0.5700	$0.5700

Consolidated Statements of Comprehensive Income

Net income	$1,560	$1,280	$3,181	$3,712

Other comprehensive gain (loss)

Unrealized gain (loss) on cash flow hedging activities	43	(259)	(276)	(297)
Unrealized gain (loss) on available-for-sale marketable securities	(139)	22	(98)	105

Comprehensive income	1,464	1,043	2,807	3,520

Less: Comprehensive income attributable to noncontrolling interests	24	23	47	82

Comprehensive income attributable to Whitestone REIT	$1,440	$1,020	$2,760	$3,438

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited) (in thousands)
	Six Months Ended June 30,
	2015	2014
Cash flows from operating activities:
Net income from continuing operations	$3,222	$3,446
Net income (loss) from discontinued operations	(41)	266
Net income	3,181	3,712
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,239	7,663
Amortization of deferred loan costs	601	405
Amortization of notes payable discount	149	153
Gain on sale of marketable securities	(44)	—
Loss on sale or disposal of assets and properties	100	111
Bad debt expense	771	1,052
Share-based compensation	3,359	1,564
Changes in operating assets and liabilities:
Escrows and acquisition deposits	(772)	(324)
Accrued rent and accounts receivable	(1,767)	(1,357)
Unamortized lease commissions	(610)	(557)
Prepaid expenses and other assets	323	345
Accounts payable and accrued expenses	(235)	(739)
Tenants' security deposits	267	219
Net cash provided by operating activities	14,603	11,981
Net cash provided by (used in) operating activities of discontinued operations	(41)	250
Cash flows from investing activities:
Acquisitions of real estate	(51,800)	—
Additions to real estate	(5,009)	(4,847)
Proceeds from sales of marketable securities	496	—
Net cash used in investing activities	(56,313)	(4,847)
Net cash used in investing activities of discontinued operations	—	(143)
Cash flows from financing activities:
Distributions paid to common shareholders	(13,127)	(12,598)
Distributions paid to OP unit holders	(224)	(310)
Proceeds from issuance of common shares, net of offering costs	49,725	5,267
Payments of exchange offer costs	—	(6)
Proceeds from revolving credit facility, net	9,500	3,000
Repayments of notes payable	(1,336)	(1,114)
Repurchase of common shares	(772)	(24)
Net cash provided by (used in) financing activities	43,766	(5,785)
Net cash used in financing activities of discontinued operations	—	(2,905)
Net increase (decrease) in cash and cash equivalents	2,015	(1,449)
Cash and cash equivalents at beginning of period	4,236	6,491
Cash and cash equivalents at end of period	$6,251	$5,042

Whitestone REIT and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS Supplemental Disclosures (unaudited) (in thousands)

	Six Months Ended June 30,
	2015	2014
Supplemental disclosure of cash flow information:
Cash paid for interest	$6,409	$4,447
Cash paid for taxes	$315	$238
Non cash investing and financing activities:
Disposal of fully depreciated real estate	$48	$2,560
Financed insurance premiums	$1,057	$888
Value of shares issued under dividend reinvestment plan	$47	$50
Value of common shares exchanged for OP units	$81	$870
Change in fair value of available-for-sale securities	$(98)	$105
Change in fair value of cash flow hedge	$(276)	$(297)

Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share and per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
FFO AND FFO CORE	2015	2014	2015	2014
Net income attributable to Whitestone REIT	$1,534	$1,253	$3,128	$3,625
Depreciation and amortization of real estate assets (1)	4,643	3,871	9,183	7,772
Loss (gain) on disposal of assets (1)	(5)	24	100	109
Net income attributable to noncontrolling interests (1)	26	27	53	87
FFO	6,198	5,175	12,464	11,593

Non cash share-based compensation expense	1,669	1,234	3,343	1,607
Acquisition costs	596	162	840	308
Rent support agreement payments received	—	76	—	156
FFO Core	$8,463	$6,647	$16,647	$13,664

FFO PER SHARE AND OP UNIT CALCULATION:
Numerator:
FFO	$6,198	$5,175	$12,464	$11,593
Distributions paid on unvested restricted common shares	(163)	(54)	(270)	(73)
FFO excluding amounts attributable to unvested restricted common shares	6,035	5,121	12,194	11,520
FFO Core excluding amounts attributable to unvested restricted common shares	$8,300	$6,593	$16,377	$13,591

Denominator:
Weighted average number of total common shares - basic	22,869	22,235	22,724	22,030
Weighted average number of total noncontrolling OP units - basic	390	507	391	531
Weighted average number of total commons shares and noncontrolling OP units - basic	23,259	22,742	23,115	22,561

Effect of dilutive securities:
Unvested restricted shares	532	208	590	162
Weighted average number of total common shares and noncontrolling OP units - dilutive	23,791	22,950	23,705	22,723

FFO per common share and OP unit - basic	$0.26	$0.23	$0.53	$0.51
FFO per common share and OP unit - diluted	$0.25	$0.22	$0.51	$0.51

FFO Core per common share and OP unit - basic	$0.36	$0.29	$0.71	$0.60
FFO Core per common share and OP unit - diluted	$0.35	$0.29	$0.69	$0.60

(1)	Includes amounts from discontinued operations.
Whitestone REIT and Subsidiaries
RECONCILIATION OF NON-GAAP MEASURES
(continued)
(in thousands, except per share and per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
PROPERTY NET OPERATING INCOME

Net income attributable to Whitestone REIT	$1,534	$1,253	$3,128	$3,625
General and administrative expenses	4,998	3,582	9,483	6,539
Depreciation and amortization	4,675	3,834	9,239	7,663
Interest expense	3,516	2,434	6,924	4,763
Interest, dividend and other investment income	(162)	(19)	(171)	(40)
Provision for income taxes	91	55	174	136
Loss (gain) on disposal of assets	(5)	24	100	111
Loss (income) from discontinued operations	33	(146)	41	(266)
Net income attributable to noncontrolling interests	26	27	53	87
NOI	$14,706	$11,044	$28,971	$22,618

EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION

Net income attributable to Whitestone REIT	$1,534	$1,253	$3,128	$3,625
Depreciation and amortization (1)	4,675	3,908	9,239	7,816
Interest expense (1)	3,516	2,449	6,924	4,821
Provision for income taxes (1)	91	57	174	141
Loss on disposal of assets (1)	(5)	24	100	109
Net income attributable to noncontrolling interests	26	27	53	87
EBITDA (2)	$9,837	$7,718	$19,618	$16,599

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,
	2015	2015	2014	2014
Net income attributable to Whitestone REIT	$1,534	$1,594	$2,862	$1,103
Depreciation and amortization (1)	4,675	4,564	4,225	3,998
Interest expense (1)	3,516	3,408	3,054	2,762
Provision for income taxes (1)	91	83	77	74
Loss (gain) on disposal of assets (1)	(5)	105	(1,885)	—
Net income attributable to noncontrolling interests	26	27	51	18
EBITDA (2)	$9,837	$9,781	$8,384	$7,955

(1)	Includes amounts from discontinued operations.

(2)
Earnings Before Interest, Tax, Depreciation and Amortization (“EBITDA”): Management believes that EBITDA is an appropriate supplemental measure of operating performance to net income attributable to the Company. The Company defines EBITDA as operating revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes) and general and administrative expenses. Management believes that EBITDA provides useful information to the investment community about the Company's operating performance when compared to other REITs since EBITDA is generally recognized as a standard measure. However, EBITDA should not be viewed as a measure of the Company's overall financial performance since it does not reflect depreciation and amortization, involuntary conversion, interest expense, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating EBITDA and, accordingly, the Company's EBITDA may not be comparable to other REITs.

Whitestone REIT and Subsidiaries
SAME STORE PROPERTY ANALYSIS
(in thousands)

	Three Months Ended June 30,		Increase	% Increase
	2015	2014	(Decrease)	(Decrease)
Same store (51 properties, exclusive of land held for development) (1)
Property revenues
Rental revenues	$14,294	$13,443	$851	6%
Other revenues	3,704	3,819	(115)	(3)%
Total property revenues	17,998	17,262	736	4%

Property expenses
Property operation and maintenance	3,814	4,013	(199)	(5)%
Real estate taxes	2,378	2,205	173	8%
Total property expenses	6,192	6,218	(26)	—%

Total same store net operating income	11,806	11,044	762	7%

New store (8 properties, exclusive of land held for development)(2)
Property revenues
Rental revenues	2,882	—	2,882	Not meaningful
Other revenues	1,090	—	1,090	Not meaningful
Total property revenues	3,972	—	3,972	Not meaningful

Property expenses
Property operation and maintenance	525	—	525	Not meaningful
Real estate taxes	547	—	547	Not meaningful
Total property expenses	1,072	—	1,072	Not meaningful

Total new store net operating income	2,900	—	2,900	Not meaningful

Total property net operating income	14,706	11,044	3,662	33%

Less total other expenses, provision for income taxes and loss on disposal of assets	13,113	9,910	3,203	32%

Income from continuing operations	1,593	1,134	459	40%
Income (loss) from discontinued operations, net of taxes	(33)	146	(179)	(123)%

Net income	$1,560	$1,280	$280	22%

	Six Months Ended June 30,		Increase	% Increase
	2015	2014	(Decrease)	(Decrease)
Same store (51 properties, exclusive of land held for development) (1)
Property revenues
Rental revenues	$28,266	$27,057	$1,209	4%
Other revenues	7,563	7,580	(17)	—%
Total property revenues	35,829	34,637	1,192	3%

Property expenses
Property operation and maintenance	7,461	7,537	(76)	(1)%
Real estate taxes	4,849	4,482	367	8%
Total property expenses	12,310	12,019	291	2%

Total same store net operating income	23,519	22,618	901	4%

New store (8 properties, exclusive of land held for development)(2)
Property revenues
Rental revenues	5,375	—	5,375	Not meaningful
Other revenues	2,018	—	2,018	Not meaningful
Total property revenues	7,393	—	7,393	Not meaningful

Property expenses
Property operation and maintenance	961	—	961	Not meaningful
Real estate taxes	980	—	980	Not meaningful
Total property expenses	1,941	—	1,941	Not meaningful

Total new store net operating income	5,452	—	5,452	Not meaningful

Total property net operating income	28,971	22,618	6,353	28%

Less total other expenses, provision for income taxes and loss on disposal of assets	25,749	19,172	6,577	34%

Income from continuing operations	3,222	3,446	(224)	(7)%
Income (loss) from discontinued operations, net of taxes	(41)	266	(307)	(115)%

Net income	$3,181	$3,712	$(531)	(14)%

(1)
We define “Same Stores” as properties that have been owned since the beginning of the period being compared. For purposes of comparing the three months ended June 30, 2015 to the three months ended June 30, 2014, Same Stores include properties currently owned that were acquired before April 1, 2014. For purposes of comparing the six months ended June 30, 2015 to the six months ended June 30, 2014, Same Stores include properties currently owned that were acquired before January 1, 2014.

(2)
We define “New Stores” as properties that have been owned since the beginning of the period being compared. For purposes of comparing the three months ended June 30, 2015 to the three months ended June 30, 2014, New Stores include properties acquired between April 1, 2014 and June 30, 2015. For purposes of comparing the six months ended June 30, 2015 to the six months ended June 30, 2014, New Stores include properties acquired between January 1, 2014 and June 30, 2015.

Whitestone REIT and Subsidiaries OTHER FINANCIAL INFORMATION (in thousands, except number of properties and employees)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Other Financial Information:

Tenant improvements (1)	$333	$904	$1,202	$1,447
Leasing commissions	$328	$295	$570	$651
Maintenance Capital	$765	$423	$1,279	$564
Scheduled debt principal payments	$406	$325	$808	$730
Straight line rent income	$393	$110	$591	$476
Market rent amortization income (loss) from acquired leases	$44	$(60)	$83	$(151)
Non-cash share-based compensation expense	$1,669	$1,234	$3,343	$1,607
Non-real estate depreciation and amortization	$32	$36	$55	$44
Amortization of loan fees	$301	$203	$601	$405
Acquisition costs	$596	$162	$840	$308
Undepreciated value of unencumbered properties	$480,496	$363,235	$480,496	$363,235
Number of unencumbered properties	45	43	45	43
Full time employees	83	78	83	78

(1)	Does not include first generation costs for tenant improvements needed for new acquisitions or redevelopment of a property to bring the property to operating standards for its intended use.

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(in thousands, except per share amounts and percentages)

	As of June 30, 2015
MARKET CAPITALIZATION:	Percent of Total Equity	Total Market Capitalization	Percent of Total Market Capitalization
Equity Capitalization:
Common shares outstanding	98.6%	26,978
Operating partnership units outstanding	1.4%	390
Total	100.0%	27,368

Market price of common shares as of
June 30, 2015		$13.02

Total equity capitalization		356,331	47%

Debt Capitalization:
Outstanding debt		$403,287
Less: Cash and cash equivalents		(6,251)
		397,036	53%

Total Market Capitalization as of
June 30, 2015		$753,367	100%

SELECTED RATIOS:
	Three Months Ended
	June 30,	March 31,	December 31,	September 30,
	2015	2015	2014	2014
INTEREST COVERAGE RATIO
EBITDA/Interest Expense
EBITDA	$9,837	$9,781	$8,384	$7,955
Interest expense, excluding amortization of loan fees (1)	3,215	3,108	2,791	2,531
Ratio of EBITDA to interest expense	3.1	3.1	3.0	3.1

LEVERAGE RATIO
Debt/Undepreciated Book Value
Outstanding debt (1)	$403,287	$403,524	$394,093	$304,090
Less: Cash	(6,251)	(4,320)	(4,236)	(6,268)
Outstanding debt after cash	$397,036	$399,204	$389,857	$297,822

Undepreciated real estate assets (1)	$730,165	$682,571	$673,655	$585,741

Ratio of debt to real estate assets	54%	58%	58%	51%

Whitestone REIT and Subsidiaries
MARKET CAPITALIZATION AND SELECTED RATIOS
(continued)
(in thousands, except per share amounts and percentages)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,
	2015	2015	2014	2014
Debt/EBITDA Ratio
Outstanding debt (1)	$403,287	$403,524	$394,093	$304,090
Less: Cash	(6,251)	(4,320)	(4,236)	(6,268)
Outstanding debt after cash	397,036	399,204	389,857	297,822

EBITDA	$9,837	$9,781	$8,384	$7,955
Non-cash share based compensation	1,669	1,674	1,644	1,485
EBITDA, adjusted	11,506	11,455	10,028	9,440

Impact of partial quarter acquisitions and dispositions	516	121	906	346

Pro forma quarterly EBITDA	12,022	11,576	10,934	9,786

Pro forma annualized EBITDA (2)	48,088	46,304	43,736	39,144

Ratio of EBITDA to debt	8.26	8.62	8.91	7.61

(1)	Includes amounts from discontinued operations.

(2)	Pro forma annualized EBITDA represents pro forma quarterly EBITDA multiplied by four.

 Whitestone REIT and Subsidiaries
SUMMARY OF OUTSTANDING DEBT AND DEBT MATURITIES
TOTAL OUTSTANDING DEBT
(in thousands)

Description	June 30, 2015	December 31, 2014
Fixed rate notes
$10.5 million, LIBOR plus 2.00% Note, due September 24, 2018 (1)	$10,340	$10,460
$50.0 million, 0.84% plus 1.35% to 1.90% Note, due February 17, 2017 (2)	50,000	50,000
$37.0 million 3.76% Note, due December 1, 2020	35,623	36,090
$6.5 million 3.80% Note, due January 1, 2019	6,273	6,355
$19.0 million 4.15% Note, due December 1, 2024	19,000	19,000
$20.2 million 4.28% Note, due June 6, 2023	20,200	20,200
$14.0 million 4.34% Note, due September 11, 2024	14,000	14,000
$14.3 million 4.34% Note, due September 11, 2024	14,300	14,300
$16.5 million 4.97% Note, due September 26, 2023	16,450	16,450
$15.1 million 4.99% Note, due January 6, 2024	15,060	15,060
$9.2 million, Prime Rate less 2.00%, due December 29, 2017 (3)	7,887	7,888
$2.6 million 5.46% Note, due October 1, 2023	2,568	2,583
$11.1 million 5.87% Note, due August 6, 2016	11,457	11,607
$0.9 million 2.97% Note, due November 28, 2015	529	—
Floating rate notes
Unsecured line of credit, LIBOR plus 1.40% to 1.95%, due November 7, 2018	129,600	120,100
$50.0 million, LIBOR plus 1.35% to 1.90% Note, due November 7, 2019	50,000	50,000
	$403,287	$394,093

(1)	Promissory note includes an interest rate swap that fixed the interest rate at 3.55% for the duration of the term.

(2)	Promissory note includes an interest rate swap that fixed the LIBOR portion of our $50 million term loan under our previous unsecured revolving credit facility at 0.84%.

(3)
Promissory note includes an interest rate swap that fixed the interest rate at 5.72% for the duration of the term. As part of our acquisition of Paradise Plaza in August 2012, we recorded a discount on the note of $1.3 million, which amortizes into interest expense over the life of the loan and results in an imputed interest rate of 4.13%.

SCHEDULE OF DEBT MATURITIES AS OF JUNE 30, 2015
(in thousands)

Year	Scheduled Amortization Payments	Scheduled Maturities	Total Scheduled Maturities	Percentage of Debt Maturing

2015	$1,549	$—	$1,549	0.4%
2016	2,144	11,125	13,269	3.3%
2017	2,374	57,838	60,212	14.9%
2018	2,576	139,160	141,736	35.1%
2019	2,392	55,657	58,049	14.4%
Thereafter	9,238	119,234	128,472	31.9%
Total	$20,273	$383,014	$403,287	100.0%

Whitestone REIT and Subsidiaries SUMMARY OF OCCUPANCY AND TOP TENANTS

	Gross Leasable Area as of	Occupancy % as of
	June 30,	June 30,	March 31,	December 31,	September 30,
Community Centered Properties	2015	2015	2015	2014	2014
Retail	3,435,793	88%	88%	89%	87%
Office/Flex	1,201,672	87%	86%	87%	85%
Office	521,134	77%	77%	77%	78%
Total - Operating Portfolio	5,158,599	87%	86%	87%	86%
Redevelopment, New Acquisitions (1)	473,998	83%	85%	85%	87%
Total	5,632,597	86%	86%	87%	86%

(1)	Includes (i) new acquisitions through the earlier of attainment of 90% occupancy or 18 months of ownership, and (ii) properties that are undergoing significant redevelopment or re-tenanting.

Whitestone REIT and Subsidiaries SUMMARY OF OCCUPANCY AND TOP TENANTS (continued)

Tenant Name	Location	Annualized Base Rental Revenue (in thousands)	Percentage of Total Annualized Base Rental Revenues (1)	Initial Lease Date	Year Expiring
Safeway Stores Incorporated (2)	Phoenix and Houston	$1,408	2.1%	11/14/1982, 5/8/1991, 7/1/2000 and 7/12/2000	2017, 2020, 2020 and 2021
Bashas' Inc. (3)	Phoenix	823	1.2%	10/9/2004 and 4/1/2009	2024 and 2029
Wells Fargo & Company (4)	Phoenix	645	1.0%	10/24/1996 and 4/16/1999	2016 and 2018
Dollar Tree (5)	Phoenix and Houston	530	0.8%	8/10/1999, 6/29/2001, 11/8/2009, 12/17/2009 and 5/21/2013	2016, 2017, 2020, 2020 and 2023
Walgreens & Co. (6)	Phoenix and Houston	530	0.8%	11/14/1982, 11/2/1987 and 11/3/1996	2017, 2027 and 2049
University of Phoenix	San Antonio	520	0.8%	10/18/2010	2018
Sports Authority	San Antonio	495	0.7%	1/1/2004	2015
Petco (7)	Phoenix and Houston	484	0.7%	7/6/1998 and 10/15/2006	2019 and 2026
Paul's Ace Hardware	Phoenix	460	0.7%	3/1/2008	2018
Ross Dress for Less, Inc. (8)	San Antonio, Phoenix and Houston	443	0.7%	2/11/2009, 6/18/2012 and 2/7/2013	2020, 2023 and 2023
The Final, LLC (9)	Phoenix	396	0.6%	3/21/2011 and 2/27/2014	2015
Rock Solid Images	Houston	372	0.5%	4/1/2004	2015
Sterling Jewelers, Inc.	Phoenix	354	0.5%	11/23/2004	2020
Super Bravo, Inc.	Houston	349	0.5%	6/15/2011	2023
Air Liquide America, L.P.	Dallas	342	0.5%	8/1/2001	2018
		$8,151	12.1%

(1)	Annualized Base Rental Revenues represents the monthly base rent as of June 30, 2015 for each applicable tenant multiplied by 12.

(2)
As of June 30, 2015, we had four leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on July 12, 2000, and is scheduled to expire in 2020, was $425,000, which represents 0.6% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on May 8, 1991, and is scheduled to expire in 2021, was $344,000, which represents 0.5% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 1, 2000, and is scheduled to expire in 2020, was $321,000, which represents 0.5% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 14, 1982, and is scheduled to expire in 2017, was $318,000, which represents 0.5% of our total annualized base rental revenue.

(3)
As of June 30, 2015, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 9, 2004, and is scheduled to expire in 2024, was $119,000, which represents 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 1, 2009, and is scheduled to expire in 2029, was $704,000, which represents 1.0% of our total annualized base rental revenue.

(4)
As of June 30, 2015, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on October 24, 1996, and is scheduled to expire in 2016, was $114,000, which represents 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on April 16, 1999, and is scheduled to expire in 2018, was $531,000, which represents 0.8% of our total annualized base rental revenue.

(5)
As of June 30, 2015, we had five leases with the same tenant occupying space at properties in Houston and Phoenix. The annualized rental revenue for the lease that commenced on June 29, 2001, and is scheduled to expire in 2016, was $108,000, which represents 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 8, 2009, and is scheduled to expire in 2017, was $146,000, which represents 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on August 10, 1999, and is scheduled to expire in 2020, was $55,000, which represents less than 0.1% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on December 17, 2009, and is scheduled to expire in 2020, was $110,000, which represents 0.2% of our total annualized base rental revenue. The lease that commenced on May 21, 2013, and is scheduled to expire in 2023, was $108,000, which represents 0.2% of our total annualized base rental revenue.

(6)
As of June 30, 2015, we had three leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on November 3, 1996, and is scheduled to expire in 2049, was $279,000, which represents 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 2, 1987, and is scheduled to expire in 2027, was $169,000, which represents 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on November 14, 1982, and is scheduled to expire in 2017, was $82,000, which represents 0.1% of our total annualized base rental revenue.

(7)
As of June 30, 2015,we had two leases with the same tenant occupying space at properties located in Phoenix and Houston. The annualized rental revenue for the lease that commenced on October 15, 2006, and is scheduled to expire in 2026, was $260,000, which represents 0.4% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on July 6, 1998, and is scheduled to expire in 2019, was $224,000, which represents 0.3% of our total annualized base rental revenue.

(8)
As of June 30, 2015, we had three leases with the same tenant occupying space at properties located in San Antonio, Phoenix and Houston. The annualized rental revenue for the lease that commenced on June 18, 2012, and is scheduled to expire in 2023, was $175,000, which represents 0.3% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 11, 2009, and is scheduled to expire in 2020, was $158,000, which represents 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 7, 2013, and is scheduled to expire in 2023, was $110,000, which represents 0.2% of our total annualized base rental revenue.

(9)
As of June 30, 2015, we had two leases with the same tenant occupying space at properties located in Phoenix. The annualized rental revenue for the lease that commenced on March 21, 2011, and is scheduled to expire in 2015, was $156,000, which represents 0.2% of our total annualized base rental revenue. The annualized rental revenue for the lease that commenced on February 27, 2014, and is scheduled to expire in 2015, was $240,000, which represents 0.4% of our total annualized base rental revenue.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
RENEWALS
Number of Leases	77	52	121	107
Total Square Feet (1)	158,966	122,983	242,216	218,044
Average Square Feet	2,064	2,365	2,002	2,038
Total Lease Value	$7,889,000	$6,161,000	$11,250,000	$10,828,000
NEW LEASES
Number of Leases	40	50	72	108
Total Square Feet (1)	108,099	97,530	221,250	234,189
Average Square Feet	2,702	1,951	3,073	2,168
Total Lease Value	$8,089,000	$8,676,000	$13,278,000	$15,506,000
TOTAL LEASES
Number of Leases	117	102	193	215
Total Square Feet (1)	267,065	220,513	463,466	452,233
Average Square Feet	2,283	2,162	2,401	2,103
Total Lease Value	$15,978,000	$14,837,000	$24,528,000	$26,334,000

(1)	Represents the square footage as the result of new, renewal, expansion and contraction leases.

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)	Prior Contractual Rent Per Sq. Ft. (5)	Annual Increase (Decrease) in Contractual Rent	Cash Basis Increase (Decrease) Over Prior Rent	Annual Increase (Decrease) in Straight-lined Rent	Straight-lined Basis Increase (Decrease) Over Prior Rent

Comparable: (1)

Comparable Total Leases:
2nd Quarter 2015	91	$9,872,988	205,989	3.1	$429,689	$2.09	$13.56	$12.46	$226,025	8.8%	$387,419	15.8%
1st Quarter 2015	60	5,726,868	128,901	2.7	285,369	2.21	15.10	14.66	56,538	3.0%	147,624	8.1%
4th Quarter 2014	50	6,387,252	128,926	2.5	486,464	3.77	14.88	14.15	95,275	5.2%	185,516	10.6%
3rd Quarter 2014	55	9,810,358	178,002	3.5	602,800	3.39	13.74	14.14	(71,154)	(2.8)%	91,492	3.8%
Total - 12 months	256	$31,797,466	641,818	3.0	$1,804,322	$2.81	$14.18	$13.71	$306,684	3.4%	$812,051	9.7%

Comparable New Leases:
2nd Quarter 2015	16	$2,048,659	49,713	4.3	$123,958	$2.49	$9.55	$9.29	$12,940	2.8%	$42,780	9.7%
1st Quarter 2015	18	2,737,615	50,089	2.7	177,579	3.55	17.03	16.66	18,726	2.2%	40,067	4.9%
4th Quarter 2014	13	1,483,191	19,945	3.7	235,715	11.82	17.81	17.74	1,276	0.4%	14,333	4.2%
3rd Quarter 2014	13	1,195,188	29,704	3.2	122,946	4.14	12.12	12.41	(8,631)	(2.3)%	25,443	7.4%
Total - 12 months	60	$7,464,653	149,451	3.5	$660,198	$4.42	$13.67	$13.51	$24,311	1.2%	$122,623	6.3%

Comparable Renewal Leases:
2nd Quarter 2015	75	$7,824,329	156,276	2.8	$305,731	$1.96	$14.83	$13.47	$213,085	10.1%	$344,639	17.2%
1st Quarter 2015	42	2,989,253	78,812	2.7	107,790	1.37	13.86	13.38	$37,812	3.6%	107,557	10.9%
4th Quarter 2014	37	4,904,061	108,981	2.2	250,749	2.30	14.35	$13.49	93,999	6.4%	171,183	12.1%
3rd Quarter 2014	42	8,615,170	148,298	3.6	479,854	3.24	14.07	14.49	(62,523)	(2.9)%	66,049	3.2%
Total - 12 months	196	$24,332,813	492,367	2.9	$1,144,124	$2.32	$14.34	$13.77	$282,373	4.1%	$689,428	10.7%

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY (continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)

Non-comparable:

Non-Comparable Total Leases:
2nd Quarter 2015	26	$6,105,128	62,156	5.6	$978,342	$15.74	$16.87
1st Quarter 2015	16	2,822,752	68,818	4.1	434,677	6.32	11.75
4th Quarter 2014	25	5,621,126	60,726	5.2	1,000,887	16.48	15.48
3rd Quarter 2014	27	5,208,713	75,500	4.9	1,105,419	14.64	16.71
Total - 12 months	94	$19,757,719	267,200	4.9	$3,519,325	$13.17	$15.19

Non-Comparable New Leases:
2nd Quarter 2015	24	$6,040,110	59,466	5.8	$978,342	$16.45	$16.96
1st Quarter 2015	14	2,450,862	64,380	3.8	339,851	5.28	11.03
4th Quarter 2014	25	5,621,126	60,726	5.2	1,000,887	16.48	15.48
3rd Quarter 2014	24	3,823,482	67,871	4.6	971,445	14.31	16.07
Total - 12 months	87	$17,935,580	252,443	4.8	$3,290,525	$13.03	$14.85

Non-Comparable Renewal Leases:
2nd Quarter 2015	2	$65,018	2,690	1.6	$—	$—	$14.71
1st Quarter 2015	2	371,890	4,438	7.9	94,826	21.37	22.15
4th Quarter 2014	—	—	—	—	—	—	—
3rd Quarter 2014	3	1,385,231	7,629	7.5	133,974	17.56	22.41
Total - 12 months	7	$1,822,139	14,757	6.5	$228,800	$15.50	$20.93

Whitestone REIT and Subsidiaries SUMMARY OF LEASING ACTIVITY (continued)

Type	Number of Leases Signed	Lease Value Signed	GLA Signed	Weighted Average Lease Term (2)	TI and Incentives (3)	TI and Incentives per Sq. Ft.	Contractual Rent Per Sq. Ft. (4)

Total:

New & Renewal
2nd Quarter 2015	117	$15,978,116	268,145	3.7	$1,408,031	$5.25	$14.33
1st Quarter 2015	76	8,549,620	197,719	3.2	720,046	3.64	13.93
4th Quarter 2014	75	12,008,378	189,652	3.3	1,487,351	7.84	15.07
3rd Quarter 2014	82	15,019,071	253,502	4.0	1,708,219	6.74	14.63
Total - 12 months	350	$51,555,185	909,018	3.6	$5,323,647	$5.86	$14.48

New
2nd Quarter 2015	40	$8,088,769	109,179	5.1	$1,102,300	$10.10	$13.59
1st Quarter 2015	32	5,188,477	114,469	3.3	517,430	4.52	13.66
4th Quarter 2014	38	7,104,317	80,671	4.8	1,236,602	15.33	16.05
3rd Quarter 2014	37	5,018,670	97,575	4.2	1,094,391	11.22	14.87
Total - 12 months	147	$25,400,233	401,894	4.3	$3,950,723	$9.83	$14.41

Renewal
2nd Quarter 2015	77	$7,889,347	158,966	2.7	$305,731	$1.92	$14.83
1st Quarter 2015	44	3,361,143	83,250	2.9	202,616	2.43	14.31
4th Quarter 2014	37	4,904,061	108,981	2.2	250,749	2.30	14.35
3rd Quarter 2014	45	10,000,401	155,927	3.8	613,828	3.94	14.48
Total - 12 months	203	$26,154,952	507,124	3.0	$1,372,924	$2.71	$14.53

(1)
Comparable leases represent leases signed on spaces for which there was a former tenant within the last twelve months and the new or renewal square footage was within 25% of the expired square footage.

(2)	Weighted average lease term is determined on the basis of square footage.

(3)
Estimated amount per signed lease. Actual cost of construction may vary. Does not include first generation costs for TI and leasing commission costs needed for new acquisitions or redevelopment of a property to bring the property to operating standards for its intended use.

(4)	Contractual rent represents contractual minimum rent under the new lease for the first month, excluding concessions.

(5)	Prior contractual rent represents contractual minimum rent under the prior lease for the final month.

Whitestone REIT and Subsidiaries LEASE EXPIRATIONS(1)

				Annualized Base Rent(2)
		Gross Leasable Area		as of June 30, 2015
Year	Number of Leases	Square Feet	Percent of Gross Leasable Area	Amount (in thousands)	Percent of Total	Per Square Foot
2015	254	651,197	11.6%	$8,082	11.8%	$12.41
2016	289	744,526	13.2%	11,160	16.3%	14.99
2017	238	736,459	13.1%	10,780	15.8%	14.64
2018	199	792,868	14.1%	11,198	16.4%	14.12
2019	162	490,889	8.7%	8,491	12.4%	17.30
2020	103	541,862	9.6%	6,592	9.6%	12.17
2021	37	203,809	3.6%	2,816	4.1%	13.82
2022	36	221,271	3.9%	3,006	4.4%	13.59
2023	17	138,455	2.5%	1,504	2.2%	10.86
2024	23	175,549	3.1%	2,200	3.2%	12.53
Total	1,358	4,696,885	83.4%	$65,829	96.2%	$14.02

(1)	Lease expirations table reflects rents in place as of June 30, 2015, and does not include option periods.

(2)	Annualized Base Rent represents the monthly base rent as of June 30, 2015 for each tenant multiplied by 12.

Whitestone REIT and Subsidiaries 2015 Financial Guidance As of August 5, 2015

	As of May 5, 2015	As of August 5, 2015
FFO Core per common share and OP unit - diluted	$1.25 - $1.30	$1.27 - $1.32
FFO per common share and OP unit - diluted	$0.99 - $1.04	$1.00 - $1.05
Same Store Property NOI	3% - 5%	3% - 5%
Total Operating Portfolio Occupancy at Year End 2015	88% - 90%	88% - 90%

Note: Guidance reflects management’s view of current and future market conditions, as well as the earnings impact of events referenced in our earnings release and supplemental data package. This guidance does not include the operational or capital impact of any future unannounced acquisition or disposition activity. We will update our guidance, on a quarterly basis, or more often as needed, reflecting the impact of acquisition volume and other factors.

Whitestone REIT and Subsidiaries Property Details As of June 30, 2015

Community Name	Location	Year Built/ Renovated	Gross Leasable Square Feet	Percent Occupied at 6/30/2015	Annualized Base Rental Revenue (in thousands) (1)	Average Base Rental Revenue Per Sq. Ft. (2)	Average Net Effective Annual Base Rent Per Leased Sq. Ft.(3)
Retail Communities:
Ahwatukee Plaza	Phoenix	1979	72,650	92%	$867	$12.97	$12.87
Anthem Marketplace	Phoenix	2000	113,293	95%	1,629	15.14	15.14
Bellnott Square	Houston	1982	73,930	33%	286	11.72	11.03
Bissonnet Beltway	Houston	1978	29,205	95%	419	15.10	14.89
Centre South	Houston	1974	39,134	82%	316	9.85	9.75
The Citadel	Phoenix	1985	28,547	95%	369	13.61	16.52
City View Village	San Antonio	2005	17,870	100%	498	27.87	28.48
Corporate Park Woodland II	Houston	1972	16,220	87%	$206	$14.60	$14.53
Desert Canyon	Phoenix	2000	62,533	89%	684	12.29	12.16
Fountain Hills Plaza	Phoenix	2009	111,289	89%	1,699	17.15	17.50
Fountain Square	Phoenix	1986	118,209	75%	1,479	16.68	17.49
Gilbert Tuscany Village	Phoenix	2009	49,415	88%	709	16.30	17.91
Heritage Trace Plaza	Dallas	2006	70,431	100%	1,509	21.43	21.43
Holly Knight	Houston	1984	20,015	95%	364	19.14	18.46
Headquarters Village	Dallas	2009	89,134	84%	2,107	28.14	28.74
Kempwood Plaza	Houston	1974	101,008	85%	864	10.06	10.42
Lion Square	Houston	2014	117,592	85%	998	9.98	11.16
The Marketplace at Central	Phoenix	2000	111,130	91%	752	7.44	7.81
Market Street at DC Ranch	Phoenix	2003	242,459	91%	4,038	18.30	19.27
Mercado at Scottsdale Ranch	Phoenix	1987	118,730	67%	1,426	17.93	17.93
Paradise Plaza	Phoenix	1983	125,898	92%	1,575	13.60	14.06
Pinnacle of Scottsdale	Phoenix	1991	113,108	93%	1,911	18.17	17.92
Providence	Houston	1980	90,327	88%	834	10.49	9.96
Shaver	Houston	1978	21,926	93%	282	13.83	13.44
Shops at Pecos Ranch	Phoenix	2009	78,767	98%	1,611	20.87	20.87
Shops at Starwood	Dallas	2006	55,385	100%	1,560	28.17	27.68
South Richey	Houston	1980	69,928	100%	795	11.37	9.75
Spoerlein Commons	Chicago	1987	41,455	78%	748	23.13	23.60
The Strand at Huebner Oaks	San Antonio	2000	73,920	91%	1,430	21.26	21.26
SugarPark Plaza	Houston	1974	95,032	98%	1,043	11.20	11.13
Sunridge	Houston	1979	49,359	82%	390	9.64	10.38
Sunset at Pinnacle Peak	Phoenix	2000	41,530	83%	560	16.25	16.25
Terravita Marketplace	Phoenix	1997	102,733	96%	1,398	14.18	13.97
Torrey Square	Houston	1983	105,766	81%	679	7.93	8.36
Town Park	Houston	1978	43,526	100%	831	19.09	19.78
Village Square at Dana Park	Phoenix	2009	323,026	84%	5,377	19.82	19.98
Webster Pointe	Houston	1984	26,060	82%	223	10.44	10.06
Westchase	Houston	1978	49,573	83%	506	12.30	12.81
Williams Trace Plaza	Houston	1983	129,222	94%	1,613	13.28	13.55
Windsor Park	San Antonio	1992	196,458	97%	2,049	10.75	10.07
Total/Weighted Average			3,435,793	88%	46,634	15.42	15.60

Office Communities:
9101 LBJ Freeway	Dallas	1985	125,874	68%	$1,251	$14.62	$14.04
Pima Norte	Phoenix	2007	35,110	54%	315	16.61	20.31
Uptown Tower	Dallas	1982	253,981	78%	3,384	17.08	16.71
Woodlake Plaza	Houston	1974	106,169	96%	1,674	16.42	17.11
Total/Weighted Average			521,134	78%	6,624	16.30	16.34

Whitestone REIT and Subsidiaries Property Details As of June 30, 2015 (continued)

Community Name	Location	Year Built/ Renovated	Gross Leasable Square Feet	Percent Occupied at 6/30/2015	Annualized Base Rental Revenue (in thousands) (1)	Average Base Rental Revenue Per Sq. Ft. (2)	Average Net Effective Annual Base Rent Per Leased Sq. Ft.(3)
Office/Flex Communities:
Brookhill	Houston	1979	74,757	83%	$240	$3.87	$3.71
Corporate Park Northwest	Houston	1981	185,627	82%	1,822	11.97	11.83
Corporate Park West	Houston	1999	175,665	93%	1,658	10.15	10.66
Corporate Park Woodland	Houston	2000	99,937	82%	784	9.57	9.91
Dairy Ashford	Houston	1981	42,902	99%	263	6.19	5.93
Holly Hall Industrial Park	Houston	1980	90,000	100%	816	9.07	8.50
Interstate 10 Warehouse	Houston	1980	151,000	96%	735	5.07	4.97
Main Park	Houston	1982	113,410	96%	669	6.14	6.93
Plaza Park	Houston	1982	105,530	67%	720	10.18	9.99
Westbelt Plaza	Houston	1978	65,619	63%	421	10.18	9.05
Westgate Service Center	Houston	1984	97,225	92%	545	6.09	6.54
Total/Weighted Average			1,201,672	87%	8,673	8.30	8.36

Total/Weighted Average - Operating Portfolio			5,158,599	87%	61,931	13.80	13.94

Davenport Village	Austin	1999	128,934	85%	$2,477	$22.60	$22.60
Fulton Ranch Towne Center	Phoenix	2005	113,281	85%	1,729	17.96	17.78
The Promenade at Fulton Ranch	Phoenix	2007	98,792	74%	1,271	17.39	18.40
The Shops at Williams Trace	Houston	1985	132,991	87%	1,535	13.27	13.71
Total/Weighted Average - Development Portfolio (4)			473,998	83%	7,012	17.82	18.10

Anthem Marketplace	Phoenix	N/A	—	—	—	—	—
Dana Park Development	Phoenix	N/A	—	—	—	—	—
Fountain Hills	Phoenix	N/A	—	—	—	—	—
Market Street at DC Ranch	Phoenix	N/A	—	—	—	—	—
Pinnacle Phase II	Phoenix	N/A	—	—	—	—	—
Shops at Starwood Phase III	Dallas	N/A	—	—	—	—	—
Total/Weighted Average - Property Held For Development (5)			—	—	—	—	—

Grand Total/Weighted Average			5,632,597	86%	$68,943	$14.23	$14.38

(1)
Calculated as the tenant's actual June 30, 2015 base rent (defined as cash base rents including abatements) multiplied by 12. Excludes vacant space as of June 30, 2015. Because annualized base rental revenue is not derived from historical results that were accounted for in accordance with generally accepted accounting principles, historical results differ from the annualized amounts. Total abatements for leases in effect as of June 30, 2015 equaled approximately $160,000 for the month ended June 30, 2015.

(2)	Calculated as annualized base rent divided by gross leasable area leased as of June 30, 2015. Excludes vacant space as of June 30, 2015.

(3)
Represents (i) the contractual base rent for leases in place as of June 30, 2015, adjusted to a straight-line basis to reflect changes in rental rates throughout the lease term and amortize free rent periods and abatements, but without regard to tenant improvement allowances and leasing commissions, divided by (ii) square footage under commenced leases of June 30, 2015.

(4)	Includes (i) new acquisitions, through the earlier of attainment of 90% occupancy or 18 months of ownership, and (ii) properties that are undergoing significant redevelopment or re-tenanting.

(5)	As of June 30, 2015, these parcels of land were held for development and, therefore, had no gross leasable area.

HOUSTON William Trace Plaza • The Shops at William Trace • Webster Pointe • Centre South • South Richey • Shaver Street Center • Bissonnet Beltway Plaza • Westchase Plaza • Sunridge • Town Park Plaza • Providence Plaza • Sugar Park Plaza • I-10 Office/Warehouse • Dairy Ashford Business Park • Kempwood Plaza • Westbelt Plaza • Bellnott Square • Torrey Square • Lion Square • Corporate Park Woodland • Holly Knight • Main Park • Plaza Park Business Center • Holly Hall • Brookhill Plaza • Westgate Service Center • Corporate Park West • Woodlake Plaza • Corporate Park Northwest • **PHOENIX** Fulton Ranch Towne Center • Promenade at Fulton Ranch • Gilbert Tuscany Village • Ahwatukee Plaza • Pinnacle of Scottsdale • Sunset at Pinnacle Peak • Village Square at Dana Park • Fountain Square • Shops at Pecos Ranch • Mercado at Scottsdale Ranch • Pima Norte • The Citadel • Marketplace at Central • Desert Canyon • Terravita Marketplace • Paradise Plaza • Anthem Marketplace • Fountain Hills Plaza • Market Street at DC Ranch • **AUSTIN** Davenport Village • **DALLAS** Heritage Trace Plaza • Interchange Building • Uptown Tower • Shops at Starwood • Headquarters Village • **CHICAGO** Spoerlein Commons • **SAN ANTONIO** City View Village • The Strand at Huebner Oaks • Windsor Park Centre

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